     As filed with the Securities and Exchange Commission on June 30, 1995
                                                       Registration No. 33-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                            _____________________

                      PAXSON COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

               DELAWARE                                   59-3212788
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

18401 U.S. HIGHWAY 19 NORTH, CLEARWATER, FLORIDA                34624
    (Address of Principal Executive Office)                   (Zip Code)

                      PAXSON COMMUNICATIONS CORPORATION
                             STOCK INCENTIVE PLAN
                           (Full title of the plan)
                                 ____________

                                ARTHUR D. TEK
                                VICE PRESIDENT
                      PAXSON COMMUNICATIONS CORPORATION
                         18401 U.S. HIGHWAY 19 NORTH
                          CLEARWATER, FLORIDA 34624
                   (Name and address of agent for service)
                                (813) 536-2211
        (Telephone number, including area code, of agent for service)

                       Copies of all communications to:

                          MICHAEL L. JAMIESON, ESQ.
                               HOLLAND & KNIGHT
                            400 NORTH ASHLEY DRIVE
                                  SUITE 2050
                             TAMPA, FLORIDA 33602

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                                       CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------
                                                         PROPOSED           PROPOSED
         TITLE OF                    AMOUNT               MAXIMUM           MAXIMUM          AMOUNT OF
        SECURITIES                    TO BE           OFFERING PRICE       AGGREGATE       REGISTRATION
     TO BE REGISTERED              REGISTERED            PER UNIT*      OFFERING PRICE*         FEE
- ---------------------------------------------------------------------------------------------------------
Class A Common Stock,
 par value
 $.001 per share. . . . . .     2,143,575 shares          $9.625          $20,631,909        $7,114.45
- ---------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales price for shares of Class A Common Stock of the registrant as reported on the Nasdaq Stock Market's Small-Cap Market on June 30, 1995.


================================================================================

                       PAXSON COMMUNICATIONS CORPORATION


        Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

Form S-8 Item Number and Heading                            Prospectus Heading
- --------------------------------                            ------------------
Item 1.  Plan Information                                   Cover Page; Plan Information

Item 2.  Registrant Information and Employee Plan           Registrant Information and Employee Plan Annual
         Annual Information                                 Information

PROSPECTUS

                       PAXSON COMMUNICATIONS CORPORATION

                   2,143,575 SHARES OF CLASS A COMMON STOCK
                           PAR VALUE $.001 PER SHARE

                           ________________________


                            OFFERED PURSUANT TO THE
                       PAXSON COMMUNICATIONS CORPORATION
                             STOCK INCENTIVE PLAN

                           ________________________


         This Prospectus covers shares of Class A Common Stock, par value $.001 per share, of Paxson Communications Corporation, a Delaware corporation (the "Company"), issuable upon the exercise of stock options granted under the Paxson Communications Corporation Stock Incentive Plan (the "Plan").

         The principal executive offices of the Company are located at 18401 U.S. Highway 19 North, Clearwater, Florida 34624, telephone number (813) 536-2211.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           _________________________

         No person has been authorized to give any information or to make any representations, other than those contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this Prospectus by the Company in any State in which, or to any person to whom, it is unlawful for the Company to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus should be read and retained for future reference.

                           _________________________

                 The date of this Prospectus is June 30, 1995.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with the Exchange Act, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the securities offered hereby. This Prospectus omits certain information set forth or incorporated by reference in the Registration Statement. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). Any such requests should be directed to:
Paxson Communications Corporation, 18401 U.S. Highway 19 North, Clearwater, Florida 34624, Attention: Arthur D. Tek, telephone number (813) 536-2211.

                               TABLE OF CONTENTS

                                                                                                          PAGE
Plan Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 Administration of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 Plan Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 Stock Option Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 Awards of Restricted Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 Shares Subject to the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 Restrictions on Resale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 Address for Additional Information . . . . . . . . . . . . . . . . . . . . . . . . .      8

Registrant Information and Employee Plan
 Annual Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

ITEM 1. PLAN INFORMATION



         GENERAL. The title of the Plan is the "Paxson Communications Corporation Stock Incentive Plan," and the name of the registrant whose securities are to be offered pursuant to the Plan is Paxson Communications Corporation. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor is it a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan was adopted in November 1994. The terms of the Plan are summarized in the paragraphs below. In addition to the Plan, the Company has written agreements with each of the participants that receive option grants and these agreements describe the terms of the grants. Each Plan participant should refer to his or her particular option agreement for information concerning the specific terms and conditions of options issued pursuant to the Plan.

         PURPOSE. The purpose of the Plan is to provide incentives to key employees who contribute materially to the success and profitability of the Company. The grants are intended to recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. The program is also intended to assist the Company in attracting and retaining key persons.

         ADMINISTRATION OF THE PLAN. The Plan is administered by the Compensation Committee (the "Committee") established by the Board of Directors of the Company and which consists of two or more directors of the Company, none of whom, for at least one year prior to his or her appointment to the Committee, received any award under the Plan. The Committee members are ineligible to participate in the Plan during the time that they serve on the Committee.

         The Committee has the power under the Plan to determine which participants will be granted awards, to establish the terms of the awards granted to each participant, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole discretion to determine whether an eligible participant warrants an award under the Plan, and to determine the amount of the award. The Committee members are appointed by the Company's Board of Directors and may be removed by the Board at any time.

         PLAN PARTICIPANTS. All officers and other employees of the Company are eligible to participate in the Plan.

         BENEFITS. Participants in the Plan are eligible to receive grants of stock options and/or restricted stock, as determined by the Committee in its sole and absolute discretion. Awards of stock options made pursuant to the Plan may be in the form of incentive stock options or non-qualified stock options. An incentive stock option is an award that qualifies as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Stock options may be granted alone or in addition to other awards under the Plan.

         STOCK OPTION GRANTS. Stock options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Notwithstanding the foregoing, the aggregate fair market value of the Company's Class A Common Stock with respect to which any incentive stock options granted under the Plan may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. Summarized below are certain provisions of the Plan relating to the grant of stock options.

                 Exercise Price. The exercise price per share of Class A Common Stock deliverable upon the exercise of each stock option shall be determined by the Committee at the date such option is granted. Except with respect to option grants to Major Shareholders (as defined below), the exercise price of each share subject to an incentive stock option shall equal the fair market value of the share on the date the option is granted. Incentive stock options granted to an individual who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a "Major Shareholder"), shall be granted at an exercise price of 110% of the fair market value on the date of grant. In general, "fair market value" with respect to a particular date is defined as the average of the closing bid prices as reported by the National Association of Securities Dealers Automated Quotation System for the previous ten consecutive trading days, or if such stock is not so traded or reported, the value of a share of Class A Common Stock may be determined in good faith by the Board of Directors. The exercise price with respect to shares subject to non-qualified stock options may be less than the fair market value of the Class A Common Stock on the date of grant, but in no event shall the exercise price be less than the par value of the Class A Common Stock. If the exercise price for a non-qualified option is less than the fair market value of the underlying shares, the Committee shall establish the method used for determining the exercise price in respect of such option grants. The Committee may grant to participants holding stock options, in exchange for the surrender and cancellation of such stock options, new options having purchase prices higher or lower than the purchase price provided in the surrendered stock options, and containing such other terms and conditions as the Committee may deem appropriate.

                 Time of Exercise. Stock options shall become exercisable in whole or in part on such date or dates as shall be determined by the Committee at the date of grant. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised whether or not such right is set forth in the terms of any option agreement evidencing such stock options.

                 Expiration of Options. Each stock option shall expire on such date or dates as the Committee may determine at the time the stock option is granted. Except as otherwise permitted by the Committee, each stock option that is not yet exercisable by the participant shall terminate and be forfeited back to the Company if the participant terminates employment with the Company. Notwithstanding the foregoing, any exercisable stock options shall remain exercisable for such period after termination of employment as shall be determined by the Committee at the time the option is granted, which period may extend beyond the expiration of the original exercise period of the stock option. In addition, in the case of incentive stock options, each option shall expire on the sooner of (i) ten years from the date of its grant, or (ii) in the case of a Major Shareholder, five years from the date of grant.

                 Termination of Options. In the event a participant's employment is terminated for cause, as defined below, each stock option that has not yet been exercised in accordance with the terms of any award shall terminate and the participant shall have no further rights to exercise any options previously granted. A participant shall be deemed to be terminated for cause if such termination results from (a) a willful and continued failure by the participant to substantially perform his or her duties with the Company (other than any such failure resulting from the participant's death, disability, or retirement), or (b) the willful engaging by the participant in conduct that is materially injurious to the Company, monetarily or otherwise.

         AWARDS OF RESTRICTED STOCK. Awards of restricted stock may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such shares and the requirement that the participant forfeit such shares back to the Company without any consideration paid by the Company therefor upon termination of employment. Restricted stock may be granted alone or in addition to other awards under the Plan. Summarized below are certain provisions of the Plan relating to the grant of restricted stock.

                 Rights of Holders of Restricted Stock. Except for restrictions on transfer and other restrictions imposed by the Committee, the participant shall be the owner of the restricted stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such restricted stock and the right to vote such restricted stock.

                 Delivery of Restricted Stock. Restricted stock awarded to a participant under the Plan may be held under the participant's name in a book entry account maintained by the Company or, if not so held, stock certificates for restricted stock awarded pursuant to the Plan may be registered in the name of the participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof. A participant shall be entitled to delivery of stock certificates only when they become vested in accordance with the terms of the Plan and upon the expiration or termination of the restricted period and the satisfaction of any other conditions prescribed by the Committee.

                 Vesting. All participants, unless otherwise specified by the Committee, shall be 100% vested in the restricted stock after five (5) years, measured from the effective date of an award. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, provide that a participant shall be vested in 100% of all or any portion of such participant's awards not previously vested if his or her employment by the Company is terminated because of death, disability or retirement. Except as otherwise provided by the Committee, a participant shall cease vesting in all or any portion of an award as of the date of his or her termination of employment for whatever reason. Any awards that are not vested as of the date of such termination shall be forfeited. The Committee may, in its discretion, also provide that a participant whose employment is terminated by the Company shall vest in all or any portion of his or her award in which he or she would otherwise have vested at the end of the fiscal year in which his or her termination occurs if the participant's employment had not actually terminated. Any awards not so vested shall be forfeited. The Committee may amend the vesting schedules, restrictions, or other conditions in any award; provided, that no such amendment shall reduce interests in the Plan that were vested prior to the date of such amendment without the consent of the participant holding such vested interest.

                 Forfeitures. Except to the extent that the participant has vested in his or her restricted stock, each participant's right to restricted stock shall be forfeited if and when such participant ceases to be an employee of the Company or when any prescribed condition for the lapse or termination of restrictions is not satisfied. If forfeited, all such restricted stock shall become the property of the Company and shall again immediately become available for award under the Plan and all of the rights of such participant to such restricted stock and as a stockholder shall terminate without further obligation on the part of the Company.

                 Designation of Beneficiary. A participant may designate a beneficiary to receive, in the event of the participant's death, any rights to which the participant may be entitled under the Plan. Designation of a beneficiary by a participant shall be made in writing and shall be filed with the Committee. Such designation may be changed from time to time at the election of the participant by filing a new written designation with the Committee. The consent of the beneficiary to any revocation or change in designation shall not be required. The Committee shall be entitled to rely on the last written designation of a beneficiary received by the Committee and shall not be liable to any person by reason of making payments pursuant to the Plan to such beneficiary. If a participant shall have failed to make an effective designation of beneficiary, the governing law of descent and distribution shall apply.

         SHARES SUBJECT TO THE PLAN. The aggregate number of shares available for issuance under the Plan is 2,143,575 shares of Class A Common Stock, subject to adjustment to give effect to future changes in the number of outstanding shares of Class A Common Stock of the Company by virtue of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar change. Shares issued pursuant to awards granted under the Plan shall be issued from the Company's authorized but unissued Class A Common Stock or from issued shares that have been reacquired by the Company.

         ASSIGNMENT. Except as set forth below and except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, no securities, right, or interest of any participant in the Plan shall be assignable or transferable, and no security, right, or interest of any participant shall be liable for, or subject to, any lien, obligation, or liability of such participant.

Notwithstanding the foregoing, participants who have received a grant of restricted stock may transfer restricted stock that is not yet vested to a trust for the benefit of the participant or a member of the participant's immediate family.

         RESTRICTIONS ON RESALE. This Prospectus is not available for the resale of the Class A Common Stock under the Plan by affiliates of the Company. An "affiliate," as defined by the Commission, is a person who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Participants in the Plan who are affiliates of the Company may sell securities received pursuant to the Plan only pursuant to a registration statement and prospectus, or pursuant to an appropriate exemption from the registration requirements of the Securities Act. Any person that is not an "affiliate" of the Company generally may reoffer or resell shares of Class A Common Stock received under the Plan without restriction under the Securities Act. In contrast, any person receiving shares of Class A Common Stock under the Plan who is an "affiliate" of the Company generally may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Company having no obligation to file such a registration statement) or pursuant to Rule 144 under the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring Class A Common Stock owned by him or her. In addition, officers, directors and beneficial owners of more than 10% of the Class A Common Stock are advised to consult with counsel as to the applicability of Section 16 of the Exchange Act to their transactions under either Plan. Section 16 requires the filing by persons subject to its provisions of certain reports with the Commission regarding changes in beneficial ownership of the Company's equity securities, including options. Moreover, Section 16 can have the effect of requiring the profits on purchases and sales of the Company's equity securities occurring within a six-month period to be turned over to the Company. The Plan prohibits any person that is subject to Section 16 from disposing of shares acquired under the Plan for a six-month period from the date of acquisition.

         AMENDMENT AND TERMINATION. The Board of Directors may alter, amend, or terminate the Plan from time to time without approval of the shareholders. However, without shareholder approval, no amendment will be effective that: (i) materially increases the benefits occurring to participants under the Plan;
(ii) increases the aggregate number of shares that may be issued under the Plan; or (iii) materially modifies the eligibility requirements for participation in the Plan. Any amendment, whether with or without shareholder approval, that alters the terms or provisions of an award granted before the amendment (unless the alteration is expressly permitted under the Plan) will be effective only with the consent of the participant to whom the award was granted. No amendment shall be made that would cause the Plan to be in violation of Rule 16b-3, promulgated under the Exchange Act.

         FEDERAL INCOME TAX CONSEQUENCES.

                 Incentive Options. If an incentive stock option is granted to an employee in accordance with the terms of the Plan, no income will be recognized by such employee at the time the option is granted.

                 Generally, upon exercise of an incentive stock option granted under the Plan, an option holder will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the option holder to the alternative minimum tax. The disposition of shares acquired upon exercise of an incentive stock option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the option holder disposes of shares of stock acquired upon exercise of an incentive stock option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the option holder will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the option holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of such option will ordinarily constitute capital gain. In the case of an option holder subject to the restrictions contained in Section 16(b), promulgated under the Securities Exchange Act of 1934 ("Section 16(b)"), the relevant date in measuring the option holder's ordinary income and the Company's tax deduction in connection with any such disqualifying disposition will normally be the later of (i) the date the six-month period after the date of grant lapses, or (ii) the date of exercise of the option.

                 Delivery of shares upon exercise of an option granted under the Plan is subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of required withholdings.

                 Non-Qualified Options. An employee who receives a grant of a non-qualified stock option in accordance with the terms of the Plan will recognize income at the time the option is granted unless the option does not have a readily ascertainable fair market value and the grant of the option does not constitute a transfer of the underlying stock.

                 Upon exercise of a non-qualified stock option granted under the Plan, an option holder will recognize as ordinary income the excess of the fair market value of the shares of stock received on the date of exercise over the option exercise price. Upon the sale of the stock by the option holder, the difference between the amount realized in the sale and the fair market value of the stock on the date the option was exercised is generally recognized by the option holder as a capital gain or loss. Upon the exercise of the option, the Company receives a deduction equal to the amount included in income by the option holder. The Company will generally not be allowed any deductions unless it makes any required withholdings with respect to the income recognized by the option holder.

                 Restricted Stock. An employee who receives a grant of restricted stock in accordance with the terms of the Plan will recognize as ordinary income the excess of the fair market value of the shares over the amount paid for such shares at the time the shares become transferable or are no longer subject to forfeiture. However, the employee may make an election under Section 83(b) of the Code to be taxed in the year the restricted stock is granted. The Company is entitled to a deduction in an amount equal to the amount included in the employee's income (i) when the shares become nonforfeitable, (ii) when the employee makes an election under Section 83(b) of the Code, or (iii) when the Company cancels the restriction on the shares. The Company will generally not be allowed any deductions unless it makes proper withholdings with respect to the income recognized by the employee.

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to grants of options under the Plan. It is emphasized that, while the Company believes that the foregoing statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements. Also, individual financial situations may vary and state and local taxation may be significant. Any participant in the Plan should, therefore, consult his or her own tax advisor concerning the tax consequences of the Plan and participation therein.

         ADDRESS FOR ADDITIONAL INFORMATION. Additional information concerning the Plan and its administration by the Committee may be obtained by contacting Paxson Communications Corporation, 18401 U.S. Highway 19 North, Clearwater, Florida 34624, Attention: Arthur D. Tek, telephone number (813) 536-2211.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The Company will provide without charge to participants in the Plan, upon request, copies of the following documents: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995; (3) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 10; and (4) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and all post-effective amendments to the Registration Statement. Such documents are incorporated by reference in Item 3 of Part II of the Registration Statement and are incorporated into this Prospectus by reference. Any such request should be directed to: Paxson Communications Corporation, 18401 U.S. Highway 19 North, Clearwater, Florida 34624, Attention: Arthur D. Tek, telephone number (813) 536-2211.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission are incorporated by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995; and

         (3) The description of the Company's Class A Common Stock contained under the caption "Description of PCC Capital Stock" in the Company's Registration Statement on Form S-4 filed with the Commission on September 26, 1994, Registration Number 33-84416 and declared effective September 30, 1994, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of the directors of the Company to the Company or its stockholders, except for liabilities related to breach of the duty of loyalty, actions not in good faith, and certain other liabilities.

         As permitted by Section 145 of the Delaware General Corporation Law, the Company's bylaws provide for the indemnification of its directors, officers, employees, and agents against expenses actually and reasonably incurred in connection with certain stated proceedings and under certain stated conditions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.1     Paxson Communications Corporation Stock Incentive Plan.

         5.1 Opinion of Holland & Knight as to the legality of the securities being registered hereunder.

         23.1    Consent of Holland & Knight (contained in Exhibit 5.1 hereto).

         23.2    Consent of Price Waterhouse LLP.

         24.1    Powers of Attorney.


ITEM 9. UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                         (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see
Item 6) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on June 30, 1995.

                                        PAXSON COMMUNICATIONS CORPORATION


                                        By: /s/ Arthur D. Tek
                                            ------------------------------------
                                            Arthur D. Tek, Vice President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                                 Title                                Date
             ----------                                 -----                                ----
 /s/ Lowell W. Paxson                 Chairman of the Board, Chief Executive            June 30, 1995
 ----------------------------------   Officer, and Director (Principal
 Lowell W. Paxson                     Executive Officer)


 /s/ Arthur D. Tek                    Vice President, Chief Financial                   June 30, 1995
 ----------------------------------   Officer, and Director
 Arthur D. Tek


 /s/ Kenneth M. Gamache               Controller                                        June 30, 1995
 ----------------------------------
 Kenneth M. Gamache


 /s/ James B. Bocock                  President, Chief Operating Officer, and           June 30, 1995
 ----------------------------------   Director
 James B. Bocock


 /s/ Michael J. Marocco               Director                                          June 30, 1995
 ----------------------------------
 Michael J. Marocco


 /s/ John A. Kornreich                Director                                          June 30, 1995
 ----------------------------------
 John A. Kornreich


 /s/ J. Patrick Michaels, Jr.         Director                                          June 30, 1995
 ----------------------------------
 J. Patrick Michaels, Jr.


 /s/ S. William Scott                 Director                                          June 30, 1995
 ----------------------------------
 S. William Scott

                                EXHIBIT INDEX

   EXHIBIT NO.   DESCRIPTION
   -----------   -----------

      4.1        Paxson Communications Corporation Stock Incentive Plan.

      5.1        Opinion of Holland & Knight as to the legality of the
                    securities being registered hereunder.
     23.1        Consent of Holland & Knight (contained in Exhibit 5.1 hereto).

     23.2        Consent of Price Waterhouse LLP.

     24.1        Powers of Attorney.